UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2015

XL GROUP
Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements Item 9.01 of the Current Report on Form 8-K filed by XL Group plc ("the Company") on May 4, 2015 to include pro forma financial information required by Part (b) of Item 9.01 relating to the Company's May 1, 2015 acquisition of 100% of the issued and outstanding common stock of Catlin Group Limited ("Catlin"), pursuant to the Implementation and Merger Agreements between the Company, Catlin and Green Holdings Limited, an indirect wholly owned subsidiary of the Company, dated January 9, 2015. The Company's Current Report on Form 8-K filed on March 19, 2015 included the historical audited financial statements of Catlin required by Item 9.01(a) of Form 8-K, included herewith as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits.
(b)    Pro forma financial information
By amendment to the Current Report on Form 8-K filed by the Company on May 4, 2015, the Company's unaudited pro forma consolidated balance sheet as of December 31, 2014 and the Company's unaudited pro forma consolidated statements of income for the year ended December 31, 2014, and the notes related thereto, are filed herewith as Exhibit 99.3 and incorporated into this Item 9.01(b) by reference.
(d)    Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers Ltd., dated June 26, 2015.
99.2
Catlin Group Limited Audited Financial Statements as of and for the years ended December 31, 2014 and 2013, incorporated by reference to Exhibit 99.1 to the Company's Form 8-K (No. 1-10804) filed on March 19, 2015.

99.3	XL Group plc Unaudited Pro Forma Consolidated Financial Information as of and for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2015

XL Group plc (Registrant)
By:	/s/ Kirstin Gould
Name: Kirstin Gould Title: General Counsel and Secretary